Consent of Independent Accountants

    We consent to the references to our firm under the captions
    "Independant Auditors" and "Auditors" and to the use of our report dated January 22, 1997, in the Post-Effective
    Amendment No. 19 to the Registration Statement (Form N-1A No. 14609) and related Prospectus and Statement of Additional Information of the William Penn Interest Income Fund dated April 30, 1997.

    ERNST & YOUNG LLP

    Reading, Pennsylvania
    April 21, 1997